UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                              FORM 8-K


                           Current Report


Pursuant to Section 13  or 15(d) of the Securities Exchange Act of 1934


                            June 22, 2006
                            -------------
          Date of Report (Date of earliest event reported)


                    American Business Corporation
                    -----------------------------
         (Exact name of Registrant as specified in charter)


Colorado		         33-9640-LA                 90-0249312
--------                         ----------                 ----------
(State or other jurisdiction  (Commission File          (IRS. Employer
 of incorporation)	       Number)           Identification Number)

	   11921 Brinley Ave., Louisville, KY            40243
           ----------------------------------            -----
     (Address of principal executive offices)        (Zip Code)


       Our telephone number, including area code: (502) 410-6900

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Item 4.02.  Non-reliance on Previously Issued Financial Statements

In March 2006, we reported that Rosenberg Rich Baker Berman & Co., of Bridgewater, NJ, our former independent auditors ("RRBB"), had been replaced with the firm of Mountjoy & Bressler, LLC, Louisville, KY ("M&B"). During April 2006, in connection with M&B's examination of our 2005 financial statements and discussions with the Staff of the Division of Corporate Finance of the Securities Exchange Commission (the "SEC") regarding certain matters raised during an SEC review of our periodic reports for 2004 and 2005, we reached the conclusion that it was necessary to restate our previously reported results of operations and to reclassify certain of our balance sheet accounts for the year ended 2004.

We reported our observations and those of the SEC to RRBB in May 2006, which subsequently advised us that they would no longer consent to our use of their 2004 audit report. In May 2006, we broadened M&B's retention to include their reexamination of and assistance in restating
our 2004 financial  statements.   Accordingly, the financial statements
contained within our Form 10-KSB for the year ended should not be relied upon due to their understatement of interest, penalties, and premium expense inadvertently not recognized on the company's defaulted
liabilities  and  preferred stock.   In addition, the terms of the non-
performing preferred stock required its reclassification as a liability.

We expect to file our Form 10-KSB for 2005, with 2004 restated, as soon as practicable.

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 22, 2006
					AMERICAN BUSINESS CORPORATION
                                    By:   /s/ Anthony Russo
                                          -----------------
                                    Name: Anthony Russo
                                    Title:    President

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